Exhibit 32.1
Certifications Under Section 906
          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each the undersigned officers of AMICAS, Inc. (the “Company”), does hereby certify that to such officer’s knowledge, that:
          (1) The Quarterly Report on Form 10-Q for the three months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen N. Kahane, M.D., M.S. Stephen N. Kahane, M.D., M.S.	November 7, 2008 Date
Chief Executive Officer

/s/ Kevin C. Burns Kevin C. Burns	November 7, 2008 Date
Chief Financial Officer
          A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.